Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Waytronx, Inc. (the “Company”), on Form 10-K of the year ended December 31, 2008, we hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the annual report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Waytronx, Inc.

By:	/s/ William J. Clough	March 27, 2009
William J. Clough
Chief Executive Officer/Director

By:	/s/ Daniel N. Ford	March 27, 2009
Daniel N. Ford
Chief Financial Officer/Principal Accounting Officer